UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☐

Filed by a party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TWO HARBORS INVESTMENT CORP.
(Name of Registrant as Specified In Its Charter)

UWM HOLDINGS CORPORATION

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by UWM Holdings Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Two Harbors Investment Corp.
Commission File No.: 001-34506

The following press release was issued by UWM Holdings Corporation on May 18, 2026:

UWMC REMINDS TWO HARBORS STOCKHOLDERS TO VOTE THE BLUE PROXY CARD AGAINST THE INFERIOR CROSSCOUNTRY TRANSACTION TODAY

UWMC’s Superior Proposal Offers TWO Stockholders More Value, More Certainty and More Optionality

All Three Independent Proxy Advisors – ISS, Glass Lewis and Egan-Jones – Recommend Stockholders Vote AGAINST the CrossCountry Deal

TWO Board Has Refused to Engage Constructively with UWMC and Has Failed to Conduct a Value-Maximizing Process for Stockholders

It is Not Too Late for TWO Stockholders to Change Their Vote

PONTIAC, Mich. AND NEW YORK, May 18, 2026 – UWM Holdings Corporation (“UWMC”) (NYSE: UWMC), today urged all stockholders of Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO) to VOTE AGAINST the CrossCountry Mortgage (“CCM”) merger proposal on UWMC’s BLUE proxy card in connection with the special meeting to be held at 10:00 a.m. ET on May 19, 2026.

As the deadline to vote rapidly approaches, UWMC reminds TWO stockholders that:

•UWMC’s proposal offers stockholders $12.50 per share, while preserving the ability to elect to receive 2.3328 shares in UWMC stock for those stockholders that want stock consideration. Despite TWO’s various contorted, hollow and misleading arguments, $12.50 is more than $12.00, adjusted for the interim period dividend.

•A stock election is a benefit of UWMC’s proposal. TWO stockholders should have the freedom to choose to receive consideration in either cash or stock, and this option to participate as an investor in the combined company is not provided in the CCM merger. That option does not preclude any stockholders from choosing the cash consideration at a higher value than the CCM deal.

•UWMC has strong financing supported by a committed, unsecured bridge facility from Mizuho that is not subject to any financing condition, ratings triggers, collateral pools, borrowing-base tests, advance rate mechanics, or market-conditioned funding contingency. Mizuho also removed customary due diligence conditions that TWO questioned. UWMC is further supported by significant cash on its balance sheet and additional sources of liquidity. Stockholders can verify UWMC’s strong position by reviewing its publicly filed financials, which provide transparency and certainty not provided by CCM.

•There is an expeditious path to completion with UWMC, given our strong relationships with national regulators, licensure in good standing in all 50 states, and work in support of our prior agreement to acquire TWO. The TWO Board admitted to ISS that it was unlikely a transaction with UWMC would be derailed in the regulatory approval process. We intend to close a transaction within approximately 2 months of signing an agreement.

•The TWO Board has conducted a pattern of bad-faith dealing, refusing to engage with UWMC even after repeated improvements to UWMC’s proposals. As a result of its intransigence, the TWO Board has only achieved the minimum value possible for its stockholders. It is unconscionable for the TWO Board not to engage with the primary driver of value throughout this process.

•The CCM transaction features golden parachutes in the range of $35 million as a reward for Two Harbors management – not stockholders – and may be the only real motivation for refusing to engage around superior proposals from UWMC. As leading proxy advisor Glass Lewis wrote, “shareholders should question whether the size of these awards is the best use of Company capital, and whether executives are entering this deal with the best interests of long-term shareholders in mind, or whether this excessive personal payday has shaped their judgment.”

•UWMC is eager to engage directly with the TWO Board and their advisors to address any concerns they have with the terms of UWMC’s proposal and stands ready to work quickly to negotiate and consummate an agreement that achieves the best value for TWO stockholders.

•All three leading independent proxy advisors – ISS, Glass Lewis and Egan-Jones – agree that stockholders should vote AGAINST the CCM transaction because the TWO Board has not conducted a value-maximizing process, and engagement with UWMC’s superior proposal is the best path forward. All three also recommended that stockholders vote AGAINST the accelerated management compensation packages.

How to Vote

UWMC encourages all TWO stockholders to review its definitive proxy statement on file with the SEC for more detail about why voting AGAINST the CCM transaction helps maximize value for stockholders.

We urge all stockholders to VOTE AGAINST Two Harbors’ CCM Merger Proposal, AGAINST the Non-Binding Compensation Advisory Proposal and AGAINST the Adjournment Proposal according to the instructions on UWMC’s BLUE Proxy Card today. Voting AGAINST the CCM Merger Proposal and demanding the TWO Board engage with UWMC is the only way for stockholders to preserve the opportunity to achieve greater value.

IT’S NOT TOO LATE TO CHANGE YOUR VOTE

If you have already voted for TWO’s proposals relating to the Proposed CCM Merger on TWO’s proxy card, you have every right to revoke such proxy card by (i) completing, signing, dating and returning a later dated BLUE Proxy Card, (ii) voting via the Internet or by telephone by following the instructions listed on your proxy card or voting instructions form, (iii) submitting written notice of the revocation to TWO’s Corporate Secretary or (iv) requesting a “legal proxy”, attending the special meeting and voting your shares online.

The deadline for voting on the BLUE Proxy Card via the Internet or by telephone is 11:59 p.m. Eastern Time tonight, May 18, 2026. You may also vote by attending the special meeting and voting your shares online by following the instructions available on the meeting website. If you have any questions or require assistance with voting your shares, please contact our proxy solicitor, Okapi, by calling (844) 343-2621 (Toll Free for stockholders) or (212) 297-0720 (Collect for Banks and Brokers), or by email at info@okapipartners.com.

VOTE AGAINST THE PROPOSED CCM MERGER ON THE BLUE PROXY CARD TODAY!

ONLY YOUR LAST SUBMITTED AND RECEIVED VOTE WILL COUNT AT THE MEETING.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC filed a definitive proxy statement on Schedule 14A on May 14, 2026 (the “Proxy Statement”) with the SEC in order to solicit proxies against the Proposed CCM Merger and other proposals to be voted on by TWO stockholders at the special meeting of TWO stockholders to be held to approve the Proposed CCM Merger. UWMC may file amendments or supplements to the Proxy Statement and one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE PROXY STATEMENT, ANY ADDITIONAL MATERIALS UWMC MAY FILE WITH RESPECT TO THE BUSINESS COMBINATION TRANSACTION, INCLUDING ANY REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.

Participants in the Solicitation

UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a solicitation and proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT
BLAKE KOLO
InvestorRelations@uwm.com

Bruce Goldfarb/Chuck Garske/Jeremy Provost
Okapi Partners
212-297-0720
info@okapipartners.com

MEDIA CONTACT
NICOLE ROBERTS
Media@uwm.com

Paul Caminiti/Hugh Burns/Nicholas Leasure
Reevemark
212-433-4600
UWM-Team@Reevemark.com